Exhibit 10.16

LEASE AGREEMENT

BY AND BETWEEN

LANDLORD: HOUSTON 1031 LIMITED PARTNERSHIP

an Illinois limited partnership

AND

TENANT: FMC TECHNOLOGIES, INC.,

a Delaware corporation

as of March ____, 2007

BASIC LEASE INFORMATION

Lease Date: Tenant: Address of Tenant: Houston, Texas 77067 Attention: Treasurer	March , 2007 FMC Technologies, Inc., a Delaware corporation 1803 Gears Road with a copy to:

FMC Technologies, Inc. 1803 Gears Road Houston, Texas 77067 Attention: General Counsel Landlord: Address of Landlord: 2901 Butterfield Road Oak Brook, Illinois 60523 Attention: G. Joseph Cosenza	Houston 1031 Limited Partnership, an Illinois limited partnership. c/o Inland Real Estate Exchange Corporation.

with a copy to:

Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: General Counsel
Premises:
Lease Term:
Base Rent:
Additional Rent:
Rent:
Rent Commencement Date:
Rentable Area:
Affiliate:
Tenant Parties:
TI Allowance:
De Minimis Amounts:
Environmental Laws:

Approximately 38.199 acres of Land, as more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Land”), together with office and industrial buildings located thereon which buildings have street addresses of 1777 and 1803 Gears Road, Houston,
Harris County, Texas (collectively, the “Building”), and all other improvements attached to the Land.
That period of time commencing on the Lease Date (the “Commencement Date”) and expiring on
March 31, 2022, together with all renewals exercised and entered into in accordance with the terms of Rider 1 attached to this Lease.
As set forth on the Schedule of Base Rent which is attached hereto as Exhibit “C” and made a part hereof.
All sums of money, however described, which Tenant becomes obligated to pay to Landlord pursuant to the terms of this Lease, other than Base Rent.
All Base Rent and Additional Rent.
March      , 2007.
The square footage contained in the Building which Landlord and Tenant hereby stipulate, for all purposes, to be 205,950 square feet of office space and 256,767 square feet of industrial space. Notwithstanding that either Landlord or Tenant may hereafter cause the
Building to be measured, and thereby determine that the Rentable Area of the Building is more or less than 205,950 square feet of office space and 256,767 square feet of industrial space, it is agreed that the Rentable Area shall, for all purposes of this Lease, continue to be the stipulated size of 205,950 square feet of office space and
256,767 square feet of industrial space and that this Lease shall not be changed or amended as a result of such measurement.
Any person or entity directly or indirectly, through one or more intermediaries, which controls, is controlled by or under common control with Tenant; and the term “control” shall mean (i) with respect to a corporation, the right to exercise, directly or indirectly, more than 10% of the voting rights attributable to the shares of the controlled corporation, and
(ii) with respect to the person or entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person or entity.
Tenant, together with its Affiliates, employees, agents, contractors and invitees.
The sum of $4,670,000.00 which Landlord will make available to Tenant, in accordance with the provision of this Lease, for the purposes of making improvements to the Premises.
Refers to chemicals and products containing Hazardous Materials in quantities customary and necessary for the intended use of the Premises including but not limited to cleaning supplies, petroleum products, insecticides, paints, paint removers, toner for copiers, etc.
provided the use, storing or handling of such De Minimis Amounts of Hazardous Materials are in compliance with Environmental Laws.
Any federal, state or local law, statute, ordinance or regulation, whether now or hereafter in effect, pertaining to health, industrial hygiene or the environmental conditions on, under or about the Mortgaged Property, including the following, as now or hereafter amended:
Hazardous Substances:	Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”),
42 U.S.C. § 9601 et seq.; Resource, Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901
et seq. as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”),
Pub. L. 99-499, 100 Stat. 1613; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. § 2601
et seq.; Emergency Planning and Community Right to Know Act of 1986 (“EPCRA”), 42 U.S.C.
§ 11001 et seq.; Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; Federal Water Pollution
Control Act (“FWPCA”), 33 U.S.C. § 1251 et seq.; and any corresponding state laws or ordinances including the Texas Water Code (“TWC”) § 26.001 et seq; Texas Health & Safety Code
(“THSC”) § 361.001 et seq.; and regulations, rules, guidelines or standards promulgated pursuant to such laws, statutes and regulations, as such statutes, regulations, rules, guidelines and standards are amended from time to time.
Any substance, product, waste or other material which is or becomes listed, regulated or addressed as being a toxic, hazardous, polluting or similarly harmful substance under any
Environmental Law, including: (i) any substance included within the definition of “hazardous waste” pursuant to Section 1004 of RCRA; (ii) any substance included within the definition of
“hazardous substance” pursuant to Section 101 of CERCLA; (iii) any substance included within
(a) the definition of “regulated substance” pursuant to Section 26.342(11) of TWC; or (b) the definition of “hazardous substance” pursuant to Section 361.003(11) of THSC; (iv) asbestos;
(v) polychlorinated biphenyls; (vi) petroleum products, (vii) underground storage tanks,
(viii) any radioactive materials, urea formaldehyde foam insulation or radon; (ix) any substance included within the definition of “waste” pursuant to Section 30.003(b) of TWC or
“pollutant” pursuant to Section 26.001(13) of TWC; and (x) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by any governmental authority having jurisdiction over the Premises on the basis that such chemical, material or substance is toxic, hazardous or harmful to human health or the environment.

The foregoing Basic Lease Information and definitions are hereby incorporated into and made a part of the lease identified hereinabove. Each reference in the lease to any of the information and definitions set forth in the Basic Lease Information shall mean and refer to the information and definitions hereinabove set forth and shall be used in conjunction with and limited by all references thereto in the provisions of the lease. In the event of any conflict between any Basic Lease Information and the lease, the lease shall control.

TABLE OF CONTENTS

Page

1. DEFINITIONS AND BASIC PROVISIONS
2. LEASE GRANT
3. RENT
4. NO LANDLORD OBLIGATIONS.
5. TENANT’S MAINTENANCE, REPAIR AND REPLACEMENT OBLIGATION
6. TENANT’S UTILITY AND PERMIT OBLIGATIONS
7. TENANT’S TAX OBLIGATIONS
8. TENANT’S INSURANCE OBLIGATIONS
9. CONSTRUCTION ON THE PREMISES
10. USE; ENVIRONMENTAL; REDELIVERY
11. ASSIGNMENT AND SUBLETTING
12. INDEMNITY
13. SUBORDINATION
14. INSPECTION
15. CONDEMNATION
16. FIRE OR OTHER CASUALTY
17. HOLDING OVER
18. USE OF ROOF
19. EVENTS OF DEFAULT
20. REMEDIES
21. SURRENDER OF PREMISES
22. ATTORNEYS’ FEES
23. MECHANICS’ LIENS
24. WAIVER OF SUBROGATION
25. SIGNAGE
26. BROKERAGE
27. ESTOPPEL CERTIFICATES
28. NOTICES
29. SEVERABILITY
30. AMENDMENTS; BINDING EFFECT
31. QUIET ENJOYMENT
32. GENDER
33. JOINT AND SEVERAL LIABILITY
34. PERSONAL LIABILITY
35. NOTICE TO LENDER
36. CAPTIONS
37. MISCELLANEOUS
38. EXHIBITS AND ATTACHMENTS
39. INDEMNITY OBLIGATIONS
40. NET LEASE

THIS LEASE AGREEMENT (“Lease”) is entered into as of the Lease Date by and between Landlord and Tenant.

W I T N E S S E T H:

1. DEFINITIONS AND BASIC PROVISIONS

The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes and shall be used in conjunction with and limited by the references thereto in the provisions of this Lease. In the event of any conflict, the provisions of this Lease shall control.

2. LEASE GRANT

a. In consideration of the Rent to be paid, the other covenants and agreements to be performed by Tenant, and upon the terms hereinafter stated, Landlord does hereby lease, demise and let unto Tenant the Premises, commencing on the Commencement Date and ending on the last day of the Lease Term, unless the same is extended or earlier terminated as herein provided.

b. Tenant shall be deemed to have accepted the Premises as suitable for the purpose herein intended and subject to all legal requirements and title exceptions of record as of the date hereof. Tenant accepts the Premises in “AS IS — WHERE IS” condition without any representations or warranties from Landlord. Accordingly, Tenant hereby waives any implied or express warranties of habitability, suitability, merchantability, quality, condition or fitness for a particular purpose with respect to the Premises. Tenant has inspected the Premises to the degree it deemed necessary and desirable and is thoroughly familiar with its condition. Tenant hereby accepts the Premises as being in good and satisfactory condition and suitable for their intended commercial purpose.

3. RENT

In consideration of this Lease, Tenant promises and agrees to pay Landlord the Base Rent, without demand, deduction or set off, in advance, on or before the first day of each month of the Lease Term, and all extensions thereof, commencing on the Rent Commencement Date. Base Rent for the period from the Rent Commencement Date through March 31, 2007 shall be prorated at a daily rate of $11,182.80. The first such monthly installment of Base Rent shall be payable by Tenant to Landlord contemporaneously with the execution of this Lease, continuing thereafter on or before the first day of each calendar month during the Lease Term, as the same may be extended. In the event any installment of Base Rent is not received within five (5) days after the due date thereof (without in any way implying Landlord’s consent to such late payment), Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of Base Rent, a late payment charge equal to six percent (6%) of the late installment of Base Rent, it being understood that said late payment charge shall constitute liquidated damages (but shall not void the occurrence of an Event of Default or eliminate any of Landlord’s remedies therefor) and shall be for the purposes of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of a late installment payment of Base Rent. Tenant and Landlord agree that the damages suffered by Landlord in the event of any such late payments are not capable of being ascertained precisely, and that the foregoing amount constitutes a reasonable and good faith estimate by the parties of the extent of such damages. Notwithstanding the foregoing, such late charges shall not apply to any Additional Rent which becomes due and owing by Tenant to Landlord pursuant to the provisions of this Lease. Any Rent which is not paid by the fifth (5th) day after the same is due shall bear interest from and after such fifth (5th) day after the same is due, which interest Tenant hereby agrees to pay to Landlord, at the lesser of eighteen percent (18%) per annum or the maximum rate of interest permitted by law to be charged Tenant for the use or forbearance of such money (the Default Rate”). Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to Landlord as Rent shall constitute rent for the purpose of Section 502(b)(7), as it may be amended, of the Federal Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”).

4. NO LANDLORD OBLIGATIONS.

THIS IS A COMPLETELY NET LEASE AND IT IS UNDERSTOOD AND AGREED THAT LANDLORD SHALL HAVE ABSOLUTELY NO OBLIGATIONS TO REPAIR, REPLACE OR MAINTAIN ALL OR ANY PORTION OF THE PREMISES. LANDLORD SHALL HAVE ABSOLUTELY NO OBLIGATION TO PAY ANY COSTS OR EXPENSES, OF ANY DESCRIPTION, ASSOCIATED WITH THE OPERATIONS OF THE PREMISES. ALL OF THE FOREGOING REPAIRS, REPLACEMENTS, MAINTENANCE, COSTS AND EXPENSES ARE TO BE MADE OR BORNE BY TENANT AS ITS SOLE RESPONSIBILITY AND AT ITS SOLE COST AND EXPENSE.

5. TENANT’S MAINTENANCE, REPAIR AND REPLACEMENT OBLIGATION

a. Commencing on the Commencement Date, Tenant shall, at its sole cost and expense, without any limitations, keep and maintain all parts of the Premises in good working condition, promptly making all necessary repairs and replacements, structural and non-structural, interior and exterior, ordinary and extraordinary, including but not limited to, the roof of the Building, the foundation of the Building, the structural columns and exterior walls of the Building, windows, glass and plate glass, doors, and any special office entries, walls and finish work, floors and floor covering, mold and mildew control, electrical cabling and fixtures, data and telephone cabling and fixtures, heating and air conditioning systems, plumbing lines and fixtures, electrical lines and fixtures, janitorial and porter services, downspouts, gutters, dock boards, irrigation system, paving, pest extermination, exterior lighting fixtures, regular removal of trash and debris, regular mowing of any grass, trimming, weed removal, landscape replacement and general landscape maintenance, and keeping the parking areas, driveways, alleys and the whole of the Premises in good working condition and in an attractive, clean, safe and sanitary condition. Landlord hereby grants to Tenant a license to utilize the benefits of any and all warranties or guaranties held by Landlord with regard to any component of the Premises. Tenant may seek to directly enforce all such warranties and guaranties in its own name or in the name of Landlord.

b. If Tenant should fail to perform any of its obligations hereunder with respect to maintenance, repairs or replacements, then Landlord may, if it so elects but expressly without any obligation to do so, following the expiration of any applicable notice and cure period, in addition to any other remedies provided herein, effect same. Any out-of-pocket sums expended by Landlord in effecting such maintenance, repairs or replacements shall be deemed to be Additional Rent owing by Tenant to Landlord and shall be due and payable, on demand, together with interest thereon at the Default Rate from the date of each such expenditure by Landlord to the date of repayment by Tenant.

c. Upon the execution of this Lease Landlord will make the proceeds of the TI Allowance available to Tenant pursuant to the terms of an escrow agreement entered into among Landlord, Tenant and an escrow agent. Such escrow agreement shall terminate, in accordance with its terms, on or before June 30, 2008, and Landlord shall have no obligations to Tenant with regard to any improvements to the Premises other than the funding of the TI Allowance to the escrow agent pursuant to the terms of such escrow agreement.

6. TENANT’S UTILITY AND PERMIT OBLIGATIONS

a. Commencing on the Rent Commencement Date and continuing throughout the Lease Term, Tenant shall, at its sole cost and expense, obtain and pay for all water, gas, electricity, telephone, sewer, and sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish and install all electric light bulbs and tubes. Landlord shall in no event be liable for any interruption or failure of any utility services on or to the Premises.

b. Tenant shall, at its sole cost and expense, obtain and keep in force during the Lease Term, and all extensions thereof, all licenses, certificates and permits necessary or desirable for it to use the Premises in accordance with applicable laws and restrictive covenants. Mention is made that Tenant currently (i) holds a storm water discharge permit (the “Storm Water Permit”) issued October 29, 2002 and identified as TDES Permit No. 02611 and (ii) is a party to that certain Tax Abatement Agreement For Real Property Located in the FMC Tubing Hangar Reinvestment Zone effective as of January 1, 2007 among Tenant and Harris County (the “Abatement Agreement”). Upon the termination of this Lease, if Landlord desires to receive an assignment of the Storm Water Permit, Abatement Agreement, or both, then Tenant agrees that it will assign each to Landlord to the extent that the same are then in effect and the consents necessary to such assignments are then obtained by Landlord.

c. If Tenant should fail to perform any of its obligations hereunder with respect to paying for any utilities or obtaining and maintaining any licenses, certificates or permits, then Landlord may, if it so elects but expressly without any obligation to do so, following the expiration of any applicable notice and cure period, in addition to any other remedies provided herein, make such payments or obtain such licenses, certificates or permits. Any out-of-pocket sums expended by Landlord with respect to any of the foregoing shall be deemed to be Additional Rent owing by Tenant to Landlord and shall be due and payable, on demand, together with interest thereon at the Default Rate from the date of each such expenditure by Landlord to the date of repayment by Tenant.

7. TENANT’S TAX OBLIGATIONS

a. Commencing on the Rent Commencement Date, Tenant agrees to pay, before they become delinquent, all taxes, assessments and governmental charges of any kind and nature whatsoever, general or special, ordinary and extraordinary, foreseen and unforeseen (hereinafter collectively referred to as “Taxes”) lawfully levied or assessed against the Premises as well as those assessed against all personal property, furniture, and fixtures of Tenant located on the Premises. Notwithstanding anything herein to the contrary, it is understood and agreed that Taxes shall include those certain taxes imposed against Landlord as a result of Texas House Bill 3 and sometimes hence referred to as the “margin tax” (herein so called) only to the extent that any such margin tax would be payable if the Premises (or revenue from the Premises, as applicable) were the only property (or revenue) of Landlord. Tenant shall furnish to Landlord, not later than fifteen (15) days after the date any such taxes become delinquent, official receipts of the appropriate taxing authority or other evidence satisfactory to Landlord evidencing payment thereof. If Tenant should fail to pay any Taxes required to be paid by Tenant hereunder, in addition to any other remedies provided herein, Landlord may, if it so elects but with no obligation to do so, pay such Taxes. Any out-of-pocket sums expended by Landlord to pay such Taxes (including all penalties, interest and attorneys fees which have accrued due to Tenant’s failure to pay) shall be deemed to be Additional Rent owing by Tenant to Landlord and shall be due and payable, on demand, together with interest thereon at the Default Rate from the date of each such expenditure by Landlord to the date of repayment by Tenant. Taxes for the year in which the Lease Term expires shall be prorated between Landlord and Tenant with Tenant being obligated only for the Taxes which accrued during the Lease Term.

b. If at any time during the Lease Term, and all extensions thereof, the present method of taxation shall be changed so that in lieu of the whole or any part of any Taxes levied, assessed or imposed on Premises, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rents received therefrom, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” for the purposes hereof. There shall not be included within the term “Taxes” any income taxes, franchise taxes or other taxes imposed upon the general revenues of Landlord other than the margin tax to the extent set forth in subsection 7.a above.

c. Tenant may, at its sole cost and expense and in its own name or in the name of Landlord, dispute and contest any assessed values and any Taxes by appropriate proceedings diligently conducted in good faith. Tenant shall give written notice to Landlord within ten (10) business days (meaning any day which is not a Saturday, Sunday or holiday on which national banks in Houston, Texas are authorized to be closed) after Tenant elects to dispute and contest any assessed values, and in any event not less than five (5) days prior to any scheduled hearing on such dispute and contest. In the event that Tenant elects, as a result of the pendency of any such protest, to not pay any of the Taxes prior to the date on which same will become delinquent, then Tenant shall, prior to such delinquency date, and if requested by Landlord, deposit with Landlord the amount so contested and unpaid, together with an amount which is estimated by Landlord to be the penalties, interest and attorney’s fees which will be owed if Tenant does not prevail. Landlord may waive the making of such deposit if it receives assurances reasonably satisfactory to Landlord that such Taxes, penalties, interest and attorney’s fees will be paid in the amounts finally adjudicated as being owed. Tenant hereby indemnifies and holds Landlord harmless from any and all costs, damages, or expenses (including but not limited to penalties, interest and attorney’s fees) in connection with any such proceedings.

8. TENANT’S INSURANCE OBLIGATIONS

a. Tenant shall obtain and maintain, at Tenant’s sole cost and expense, on an “all risk” and on an occurrence basis, fire and extended coverage insurance covering the Building and other improvements on the Premises in an amount not less than the “replacement cost” thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of fire, lightning, vandalism, malicious mischief, extended by Special Extended Coverage Endorsement to insure against loss of rental for a period of twenty-four (24) months and against all other risks of direct physical loss, including flood insurance (to the extent that the top of floor elevation of any Building is located in the 100-year flood zone as designated by the then current FEMA maps), mold insurance (however Tenant may elect, so long as it maintains a Trigger Rating [hereinafter defined] to not carry mold insurance), terrorism insurance (to the extent that such coverage is available on a commercially reasonable basis and with such limits of coverage as may be necessary in order to obtain such coverage on a commercially reasonable basis), windstorm insurance, including coverage for named windstorms and demolition and increased cost of construction insurance, such coverages and endorsements to be reasonably satisfactory to Landlord in form and substance. Such insurance shall be procured from responsible insurance companies which are rated at least “A-XII” by A.M,. Best or “A” by Standard & Poor’s). Such insurance shall name Landlord as an additional insured and shall designate any holder of indebtedness secured by a lien on the Premises as mortgagee and loss payee. Certified certificates of such insurance, and reasonable evidence of payment of premiums therefor, shall be delivered to Landlord prior to the Commencement Date. Not less than thirty (30) days prior to the expiration date of any such policies, certified certificates of the renewals thereof (and reasonable evidence of the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be cancelled or changed to reduce insurance provided thereby.

b. Tenant shall also procure and maintain throughout the Lease Term, and all extensions thereof, a policy or policies of commercial liability insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Building and other improvements located on the Land; (iii) Tenant’s operations in and maintenance and use of the Premises; and (iv) Tenant’s contractual liability under this Lease, the limits of such policy or policies to be in the amount of not less than $6,000,000.00 per occurrence in respect of bodily injury or property damage, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies which are rated at least “A-XII” by A.M,. Best or “A” by Standard & Poor’s). Certified certificates of insurance, and reasonable evidence of payment of premiums therefor shall be delivered to Landlord prior to the Commencement Date of this Lease. Not less than thirty (30) days prior to the expiration date of any such policies, certified certificates of the renewals thereof (and reasonable evidence of the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be cancelled or changed to reduce insurance provided thereby.

c. In the event Tenant fails to obtain any of such coverages and furnish evidence of same to Landlord prior to the Commencement Date and thereafter at least thirty (30) days prior to each policy expiration date, Landlord shall be permitted, but shall not be obligated, to obtain such coverages. Landlord’s out-of-pocket costs for procuring such insurance shall be deemed to be Additional Rent owing by Tenant to Landlord and shall be due and payable, on demand, together with interest thereon at the Default Rate from the date of such expenditure by Landlord to the date of repayment by Tenant.

d. The term “Trigger Rating” shall mean that Tenant is rated BAA2 by Moody’s Investor Service, BBB by Standard & Poor’s or the equivalent by another rating agency of national recognition. So long as Tenant maintains a Trigger Rating the deductible under the insurance policies maintained by Tenant may be equal to any amount determined by Tenant not to exceed Two Million Dollars ($2,000,000.00) or such greater amounts with respect to specified coverage (such as terrorism and windstorm) as may be required in order for Tenant to obtain such coverage at commercially reasonable rates. During such times as Tenant does not maintain a Trigger Rating then the deductible amount under the insurance policies maintained by Tenant may be equal to any amount determined by Tenant not to exceed Three Hundred Sixty Thousand and No/100 Dollars ($360,000.00) or such greater amounts with respect to specified coverage (such as terrorism and windstorm) as may be required in order for Tenant to obtain such coverage at commercially reasonable rates.

9. CONSTRUCTION ON THE PREMISES

a. Tenant shall, subject to the provisions hereinafter set forth and at its sole cost and expense, be permitted to perform all the construction, alterations, improvements and other work which it desires to perform on the Premises. All construction, alterations, improvements, or other work done by Tenant shall be performed in a good and workmanlike manner and in accordance with all applicable laws, codes, ordinances and restrictive covenants. No construction, alterations, improvements, or other work performed by Tenant shall (i) materially impair the useful life or fair market value of the Premises, (ii) cause Tenant to be in breach of this Lease, (iii) increase the liability of Landlord in any material respect, (iv) reduce the square footage of any Building or (v) weaken the structural integrity of any Building. Prior to commencing any such work Tenant shall obtain all permits, approval and consents required under applicable law or under any restrictive covenants applicable to the Premises. Tenant shall require that the general contractor who performs such construction, alterations, improvements, or other work obtain and furnish to Tenant and Landlord evidence that such general contractor has commercial general liability insurance with limits reasonable for the scope of work being preformed and which names Landlord and Tenant as additional insured.

b. All construction, alterations, improvements, or other work done by Tenant on or about the Premises, whose costs are projected to be over $1,000,000.00 if Tenant then has a Trigger Rating and whose costs are projected to be over $250,000.00 if Tenant does not then have a Trigger Rating, whenever performed, shall be performed using contractors which have been given Landlord’s prior written approval and in accordance with plans and specifications which have been approved by Landlord, in writing, prior to the commencement of any such work. Landlord will not unreasonably withhold, condition or delay its approval of such contractors, plans or specifications. In the event Tenant does not then have a Trigger Rating and the costs are projected to be over $250,000.00 Landlord may require that Tenant provide Landlord with reasonably satisfactory assurances that Tenant has the necessary funding to complete the proposed construction, alterations, improvements, or other work.

c. Within thirty (30) days after the completion of each project involving construction, alterations, improvements or other work, which requires Landlord’s approval, Tenant shall deliver to Landlord one set of fully corrected and documented “as-built” plans and specifications together with a C.A.D. disk of such “as-built” plans.

d. Landlord shall be permitted, if its desires to do so and at its sole cost and expense, to observe and inspect all construction, alterations, improvements, or other work done by Tenant to assure itself that the same is being performed in accordance with the requirements of all applicable laws, codes, ordinances and restrictive covenants. Such supervision and inspection, if done, shall be solely for the benefit of Landlord and Tenant shall not be entitled to rely on same. Landlord shall not be obligated or required to, but may if it chooses to, inform Tenant as to its conclusions following any such supervision or inspection, even if its has concluded that Tenant is in violation of the terms of this Lease.

10. USE; ENVIRONMENTAL; REDELIVERY

a. Tenant shall use the Premises only for lawful uses and in compliance with Environmental Laws. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used for any use or purpose which is unlawful, which violates any applicable restrictive covenants or which is in any manner extra hazardous on account of fire or other hazard. Tenant shall occupy and use the Premises in a manner which complies with all applicable restrictive covenants, easements and other encumbrances of record with affect the Premises as of the date of this Lease and which are hereinafter made applicable to the Premises by any governmental authority or by any private party with the consent of Landlord and Tenant.

b. At the expiration or earlier termination of this Lease, Tenant shall deliver possession of the Premises to Landlord with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the Building. The phrase “reasonable wear and tear excepted” is not intended to eliminate or reduce Tenant’s obligation to deliver the Premises to Landlord in good repair and condition upon the expiration or earlier termination of the Lease, but is intended to clarify that Tenant is not required to replace any aging improvements with new improvements, so long as such aging improvements are functioning and operable and Tenant would not have then replaced such aging improvements with new improvements in the ordinary course of its business if it was continuing its business operations at the Premises. The cost and expense of any repairs necessary to restore the condition of the Premises to said condition in which they are to be delivered to Landlord shall be borne by Tenant. All alterations, additions or improvements (whether temporary or permanent in character) made by Tenant in or upon the Premises shall, unless agreement to the contrary is reached by Landlord and Tenant and documented in a writing signed by both, be Landlord’s property on termination of this Lease, and shall remain on the Premises without compensation to Tenant. So long as no Event of Default then exists, all furniture, trade fixtures and equipment installed by Tenant, other than such fixtures and equipment which are not specific to the Tenant’s business operations and which are necessary for the operation of the improvements on the Premises, may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall (with respect to all furniture, movable trade fixtures and equipment) be so removed if required by Landlord, or if not so removed shall, at the option of Landlord, become the property of Landlord.

c. Tenant will give prompt written notices to Landlord following Tenant’s discovery of: (i) the existence of any proceeding or inquiry by any governmental or non-governmental entity with respect to the presence of any Hazardous Substances on, under, from or about the Premises; (ii) the migration thereof from or to other property; (iii) the disposal, storage or treatment of any Hazardous Substances except in De Minimis Amounts; (iv) all claims made or threatened by any third party against Landlord, Tenant or the Premises or any other owner or operator relating to any loss or injury resulting from any Hazardous Substances; and (v) the existence of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be subject to any investigation or cleanup pursuant to any Environmental Laws.

d. If any remedial work (“Remedial Work”) is required under applicable Environmental Laws or by court order, regardless of whether the need for such Remedial Work is the result of Hazardous Substances which exist on the Premises as of the date of this Lease or as a result of Hazardous Substances which come onto the Premises during the Lease Term (whether or not caused by Tenant), Tenant shall commence, within thirty (30) days after written demand by Landlord for performance thereof (or such shorter period of time as may be required under any Environmental Laws or by court order) such Remedial Work, and Tenant shall thereafter diligently prosecute to completion all such Remedial Work. All Remedial Work shall be performed by contractors approved in advance by Landlord, and under the supervision of a consulting engineer approved by Landlord. Such approvals shall not be unreasonably withheld, conditioned or delayed. Landlord shall be provided a copy of all environmental reports prepared after discovery of the reasonable necessity to perform Remedial Work promptly following receipt thereof by Tenant, and Landlord shall be furnished copies of all correspondence with any governmental entity regarding the Hazardous Substances and the Remedial Work. All costs and expenses of such Remedial Work shall be paid by Tenant, including Landlord’s reasonable costs incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Landlord may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall become Additional Rent owed by Tenant to Landlord.

11. ASSIGNMENT AND SUBLETTING

a. Except as specifically hereinafter permitted, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, (i) assign or in any manner transfer the entirety of this Lease or any estate or interest therein, or (ii) permit any assignment of this Lease or any estate or interest therein by operation of law; and any such acts without Landlord’s prior written consent shall be void and of no effect. Notwithstanding the foregoing, Landlord agrees, provided no Event of Default then exists and provided Landlord is given ten (10) days prior written notice and within thirty (30) days after the same is signed receives from Tenant an executed copy of the assignment instrument, that Tenant shall be permitted to assign this Lease to an Affiliate.

b. Provided no Event of Default then exists, Tenant shall also be permitted to sublease space in the Building to any Affiliate without Landlord’s prior written consent and to a non-Affiliate with Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), provided that (i) Tenant configures the subleased space and all required corridors, fire exits, and the like to conform with all applicable, laws, ordinances, codes and restrictive covenants, (ii) a copy of such sublease, containing an express covenant that it is subject to this Lease and that such subtenant will not violate any of the terms, covenants and conditions of this Lease, is sent to Landlord within thirty (30) days following its execution, (iii) copies of all amendments and modifications of such sublease are sent to Landlord within thirty (30) days following their execution and (iv) no such sublease is for a term which extends beyond the day preceding the last day of the Lease Term.

c. Consent by Landlord to one or more assignments shall not operate as a waiver of Landlord’s rights as to any subsequent assignments. Notwithstanding any assignment or subletting, including those made to Affiliates and those made without the necessity for obtaining Landlord’s prior consent, Tenant shall at all times remain fully responsible and liable for the payment of the Rent herein specified and for compliance with all of Tenant’s other obligations under this Lease. Upon the occurrence of an Event of Default (hereinafter defined), Landlord may, at its option, collect directly from any assignee or sublessee all rents becoming due to Tenant under such assignment or sublease and apply such rent against any Rent due to Landlord by Tenant hereunder. Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent directly to Landlord upon receipt of notice to do so from Landlord. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant from the obligation to pay the Rent or from further performance of their obligations hereunder. Receipt by Landlord of rent from any assignee of the Premises shall not be deemed a waiver of the covenant in this Lease contained against assignment. The receipt by Landlord of rent from any such assignee or sublessee shall be a full and complete release, discharge, and acquittance to such assignee or sublessee to the extent of any such amount of rent so paid to Landlord. Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises.

d. If Tenant requests Landlord’s consent to an assignment of this Lease, it shall submit to Landlord, in writing, the name of the proposed assignee and the nature and character of the business of the proposed assignee, the particulars of the proposed assignment, including without limitation, evidence reasonably satisfactory to Landlord that the proposed assignee is financially responsible. Landlord shall have the option (to be exercised within thirty (30) days from submission of Tenant’s written request) to approve or disapprove such assignment; however, if Landlord disapproves such assignment it shall state its reasons for such disapproval.

e. If Tenant, as a debtor in possession, or if a trustee for the estate in bankruptcy of Tenant (the “Trustee”), assumes this Lease and proposes to assign this Lease or sublease the Premises (or any portion thereof), pursuant to the provisions of the Bankruptcy Code, to any person, partnership, corporation, or other entity which shall have made or seeks to make an offer to accept an assignment of this Lease or a sublease of the Premises on terms acceptable to Tenant or the Trustee, as the case may be, then Tenant or the Trustee, as the case may be shall give Landlord written notice immediately after receipt of any such offer to accept an assignment of this Lease or a sublease of the Premises (and in any event no later than ten (10) days prior to the date that Tenant or the Trustee, as the case may be, shall make application to the court of competent jurisdiction for authority and approval to enter into such assignment or sublease), which notice shall set forth (i) the name and address of the party to whom Tenant or the Trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased, (ii) all of the terms and conditions of such party’s offer, (iii) terms and conditions upon which Tenant or the Trustee, as the case may be, intends to cure any existing defaults hereunder as well as satisfactory evidence of such party’s financial ability so to cure, and (iv) adequate assurances of the future performance of such party under this Lease. Landlord shall, upon receipt of such notice, have the prior right and option, to be exercised by notice to Tenant or the Trustee, as the case may be, given at any time prior to the effective date of such proposed assignment or sublease, to accept an assignment of this Lease or a sublease of the Premises by any other assignee or subtenant acceptable to Landlord, upon the same terms and conditions and for the same consideration, if any, as the offer made by the party to whom Tenant or the Trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

Notwithstanding the foregoing provision for notice not later than ten (10) days prior to the date Tenant or the Trustee, as the case may be, shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment or sublease, nothing contained herein shall be deemed to be a waiver or extension by Landlord or any of the requirements of Section 365(d) of the Bankruptcy Code. If the rent rate agreed upon between Tenant or the Trustee, as the case may be, and the party to whom Tenant or the Trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased under any proposed sublease of the Premises (or any part thereof) is greater than the rent provided in this Lease for that portion of the Premises that is subject to such proposed sublease or assignment, or if any consideration shall be received by Tenant or the Trustee, as the case may be, in connection with any such proposed assignment or sublease, then all such excess rent or such consideration, and any and all other monies or other considerations payable or otherwise to be delivered in connection with such proposed assignment or sublease, shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant, the Trustee, or the estate of Tenant, as the case may be, within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the sole benefit of Landlord and shall be promptly paid to or turned over to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

In connection with any proposed assignment of this Lease or sublease of the Premises, Tenant or the Trustee, as the case may be, pursuant to provisions of the Bankruptcy Code, shall provide adequate assurance of future performance under this Lease by the party to whom Tenant or the trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased, which adequate assurance shall include, at a minimum, delivery by each party to Landlord of (i) a security deposit in the amount equal to at least three times the amount per month payable as Base Rent, (ii) disclosure of the source of rent and other charges to be paid in consideration for the assignment or sublease and under this Lease, (iii) an audited financial statement, dated no more than six (6) months prior to the effective date of such proposed assignment or sublease, which financial statement shall disclose the net worth of the party to whom Tenant or the Trustee, as the case may be, proposes that this Lease be assigned or the Premises be subleased as being equal to at least twelve (12) times the amount per month payable as Base Rent, or a guaranty of such party’s obligations under the assignment of this Lease, in form and substance acceptable to Landlord, executed by a guarantor which has a net worth, as substantiated by an audited financial statement, meeting the requirements described above in this clause, and (iv) the grant of a security interest in favor of Landlord in all furniture, fixtures, and other personal property to be used by such party on the Premises.

Nothing contained in this Section 12(e) shall be deemed a waiver of Landlord’s other rights or remedies under this Lease in the event of any Event of Default by Tenant, and the acceptance by Landlord of any assignee or subtenant of Tenant hereunder shall not constitute a waiver of Landlord’s right to exercise any remedy hereunder for any Event of Default by Tenant, the Trustee, or any assignee or subtenant. This Section 12(e) shall only govern the terms and conditions of any assumption by Tenant (as a debtor in possession) or the Trustee, and any assignment or sublease pursuant to such assumption, in the event of a proceeding under the Bankruptcy Code and shall not apply to any assignment or sublease other than pursuant to the provisions of the Bankruptcy code. The requirements set forth in this Section 12(e) for the assumption and any assignment or sublease in a proceeding under the Bankruptcy Code are intended by Landlord and Tenant to define the minimum acceptable requirements for any assumption of this Lease and any subsequent assignment or sublease and shall not constitute a waiver of, or in any way limit, Landlord’s rights to petition a court of competent jurisdiction in a proceeding under the Bankruptcy Code for relief and protection in addition to that set forth herein.

f. Landlord shall have the right to transfer, assign and convey, in whole or in part, the Building and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations.

12. INDEMNITY

a. Landlord shall not be liable to Tenant for (i) any injury to person (except in the event of gross negligence or willful misconduct of Landlord, or its duly authorized agents or employees) or damage to property due to the Building, any other improvements on the Premises or any part thereof becoming out of repair or by defect in or failure of pipes or wiring, the failure of the roof, foundation or other structural components, by the backing up of drains, by the bursting or leaking of pipes, faucets and plumbing fixtures, by gas, water, steam, electricity or oil leaking, escaping or flowing into the Building or other improvements on onto other parts of the Premises, or by any other cause whatsoever or (ii) any loss, damage, or injury that may be occasioned by or through the acts or omissions of any persons whatsoever, or (iii) for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition or order of governmental authority, or any other matter. Tenant agrees that all personal property owned by or placed on the Premises by Tenant shall be at the risk of Tenant only, and that Landlord shall not be liable for any damage thereto or theft thereof.

b. TENANT HEREBY AGREES TO INDEMNIFY AND HOLD AND SAVE LANDLORD WHOLE AND HARMLESS OF, FROM AND AGAINST (I) ALL FINES, SUITS, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES), LIABILITIES, CLAIMS, DEMANDS, ACTIONS AND JUDGMENTS OF EVERY KIND AND CHARACTER BY REASON OF ANY BREACH, VIOLATION OR NON-PERFORMANCE OF ANY TERM, PROVISION, COVENANT, AGREEMENT OR CONDITION ON THE PART OF TENANT HEREUNDER, (II) ALL FINES, SUITS, CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES), LIABILITIES, AND JUDGMENTS SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST LANDLORD ON ACCOUNT OF INJURY OR DAMAGE TO PERSON OR PROPERTY TO THE EXTENT THAT ANY SUCH DAMAGE OR INJURY MAY HAVE OCCURRED ON THE PREMISES OR BE INCIDENT TO, ARISE OUT OF, OR BE CAUSED, EITHER PROXIMATELY OR REMOTELY, WHOLLY OR IN PART, BY ANY ACT, OMISSION, NEGLIGENCE OR MISCONDUCT ON THE PART OF TENANT OR ANY OF TENANT PARTIES OR WHEN ANY SUCH INJURY OR DAMAGE IS THE RESULT OF THE VIOLATION BY TENANT, OR ANY OF THE TENANT PARTIES OF ANY LAW, ORDINANCE OR GOVERNMENTAL ORDER OF ANY KIND OR WHEN ANY SUCH INJURY OR DAMAGE MAY IN ANY OTHER WAY ARISE FROM OR OUT OF THE OCCUPANCY OR USE BY TENANT OR ANY OF THE TENANT PARTIES OF THE PREMISES, (III) ALL FINES, SUITS, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES), LIABILITIES, CLAIMS, DEMANDS, ACTIONS, DAMAGES AND JUDGMENTS SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST LANDLORD BY ANY OF THE TENANT PARTIES EVEN IF FROM LANDLORD’S NEGLIGENCE, (IV) ALL FINES, SUITS, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES), LIABILITIES, CLAIMS, DEMANDS, ACTIONS AND JUDGMENTS OF EVERY KIND AND CHARACTER BY REASON OF TENANT’S FAILURE TO COMPLY WITH THE TERMS OF THE ABATEMENT AGREEMENT AND (V) ALL FINES, SUITS, CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES), LIABILITIES, AND JUDGMENTS SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST LANDLORD ON ACCOUNT OF RELEASES OF HAZARDOUS SUBSTANCES OR THE PREMISES BEING IN VIOLATION OF ENVIRONMENTAL LAWS, INCLUDING BUT NOT LIMITED TO ALL CONDITIONS EXISTING AS OF THE DATE OF THIS LEASE AND SPECIFICALLY INCLUDING THOSE MATTERS IDENTIFIED IN THAT CERTAIN REPORT FROM CONESTOGA-ROVERS & ASSOCIATIONS DATED FEBRUARY 15, 2007 AND IDENTIFIED BY REFERENCE NO. 047245, AND INCLUDING ALL COSTS NECESSARY FOR LANDLORD OR TENANT TO DEFEND ANY CLAIM, DEMAND OR ACTION. SUCH INDEMNIFICATION OF LANDLORD BY TENANT SHALL BE EFFECTIVE UNLESS SUCH DAMAGE TO PROPERTY OR INJURY TO PERSON RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY OF ITS DULY AUTHORIZED AGENTS OR EMPLOYEES.

c. Tenant covenants and agrees that in case Landlord shall be made a party to any litigation with respect to which Tenant has agreed to indemnify Landlord hereunder or relating to this Lease or to the Premises, then Tenant shall and will pay all costs and expenses, as the same are incurred, including reasonable attorneys’ fees and court costs, incurred by or imposed upon Landlord by virtue of any such litigation. Landlord’s costs and expenses in such regard shall be Additional Rent owing by Tenant to Landlord and shall be due and payable, on demand, together with interest thereon at the Default Rate from the date of each such expenditure by Landlord to the date of repayment by Tenant.

13. SUBORDINATION

a. In the event that Landlord determines that it desires to mortgage all or any part of the Premises or that it desires to sell and ground lease all or any part of the Land, or both, then Tenant shall, subject to the condition hereinafter set forth, within ten (10) days after being requested by Landlord to do so, execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the judgment of Landlord may be necessary or proper to subordinate this Lease to the lien of such mortgage, to such ground lease or both. As a condition to Tenant’s obligation to subordinate this Lease, Landlord shall obtain, from such mortgagee or ground lessor a Subordination, Non-Disturbance and Attornment Agreement (an “SNDA”) substantially in the form attached hereto as Exhibit “B” and made a part hereof. Tenant agrees that it will permit such mortgagee or ground lessor to make reasonable changes to the SNDA so long as Tenant is assured of non-disturbance in the absence of any Event of Default. Tenant agrees that it will, within five (5) days after receipt of same, execute and return the SNDA to Landlord.

b. This Lease and all rights of Tenant hereunder are further subject and subordinate to (i) all applicable ordinances, laws, and regulations relating to easements, franchises and other interests or rights upon, across or appurtenant to the Premises, (ii) all utility easements and agreements, and (iii) all restrictive covenants applicable to the Premises.

14. INSPECTION

Landlord, its partners, employees, agents, and representatives shall have the right to enter into and upon any and all parts of Premises, at all reasonable hours and upon reasonable prior written notice to Tenant, (i) inspect same for the purposes of satisfying itself of Tenant’s compliance with the terms of this Lease, (ii) to perform maintenance, repairs or replacements should Landlord elect to do so, but without implying that Landlord has any obligation to do so, which it expressly does not, (iii) to show the Premises to prospective purchasers or lenders and (iv) to show the Premises to prospective tenants, during the last twelve months of the Lease Term, as the same may have been extended; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

15. CONDEMNATION

a. If the whole or such a functionally substantial part of the Premises (meaning that at least twenty-five percent (25%) of the Rentable Area is taken) should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would substantially prevent the use of the Premises for the purposes contemplated by the Permitted Use, then either Landlord or Tenant shall be permitted, upon written notice given at least thirty (30) days prior to the physical taking, to terminate this Lease and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur.

b. If less than the whole or a functionally substantial part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate and no Rent payable hereunder during the unexpired portion of this Lease shall be reduced or abated in any manner.

c. In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive and retain the entirety of the award applicable to the fee interest in the Premises and to the Building and other improvements located thereon. Tenant shall be permitted to seek a separate award for its business interruption, moving expenses, condemned fixtures and personal property.

16. FIRE OR OTHER CASUALTY

If the Building or any other improvements on the Premises should be damaged or destroyed by fire, tornado, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord and Tenant shall, except as hereinafter provided, at Tenant’s sole cost and expense (but with the use of all available insurance proceeds, if any), proceed with reasonable diligence to rebuild and repair such improvements to substantially the condition in which they existed prior to such damage or destruction, with such reasonable changes as may be agreed to between Landlord and Tenant. Landlord shall not be obligated to agree to any changes which will, in its sole and absolute discretion, reduce the value of the Premises. The Rent payable hereunder, except to the extent covered by loss of rental insurance actually paid to Landlord, shall in no event abate by reason of damage or destruction. The proceeds of all insurance shall be made available to Tenant for its use in satisfying its rebuilding obligations under this Lease; however if the proceeds exceed (i) $250,000.00 and Tenant does not then have a Trigger Rating or (ii) $1,000,000.00 and Tenant then has a Trigger Rating, then such proceeds shall be paid to an insurance trustee reasonably acceptable to Landlord and Tenant and such insurance trustee shall disburse such proceeds to Tenant pursuant to the terms of a disbursement agreement which permits Tenant to obtain disbursements on a monthly basis as progress payments for the costs of such rebuilding.

17. HOLDING OVER

Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the Lease Term, unless otherwise agreed in writing by Landlord, such holding over shall constitute and be construed as a tenancy at will only, at a daily rental equal to one and one-half (11/2) times the Rent payable for the last month of the Lease Term, prorated on a daily basis. The inclusion of the preceding sentence shall not be construed as Landlord’s consent for Tenant to hold over.

18. USE OF ROOF

a. Subject to the terms and conditions hereinafter set forth, Landlord grants Tenant the right to install, at Tenant’s sole cost and expense, such antennae, satellite and communication dishes and associated equipment (the “Antenna Equipment”) on the roof of the Building as may be permitted by applicable law and restrictive covenants.

b. Tenant shall obtain all necessary municipal, state, and federal permits and authorizations, and all deed restriction consents, required to install, maintain and operate the Antenna Equipment and pay any charges levied by government agencies associated therewith. Landlord agrees to fully cooperate with Tenant in obtaining all such permits and authorizations, at no cost or expense to Landlord.

c. At the conclusion of the Lease Term, as the same may have been extended, Tenant shall pay the costs and expenses of removing the Antenna Equipment and for repairing the roof of the Building to substantially as good a condition as existed prior to the installation of the Antenna Equipment, except for ordinary wear and tear.

19. EVENTS OF DEFAULT

The following events shall be deemed to be Events of Default (herein so called) by Tenant under this Lease:

a. Tenant shall fail to pay when due any Rent; however Landlord agrees to give Tenant written notice and five (5) days to cure such failure; provided, however, that Landlord shall not be obligated to give more than two (2) such notices in any twelve-month period, and any failure to pay when due after two (2) such notices in any twelve-month period shall immediately, without the requirement for the giving of any notice, constitute an Event of Default hereunder.

b. Tenant shall fail to comply with or observe any other term, covenant or provision of this Lease and such failure shall continue for thirty (30) days after written notice to Tenant of such failure; provided, however, if such failure is not reasonably susceptible to cure within thirty (30) days then the failure to do so shall not constitute an Event of Default provided Tenant commences to cure such failure within such thirty (30) day period and thereafter prosecutes such cure to completion with reasonable diligence. Notwithstanding the foregoing, Landlord shall not be obligated to give Tenant any written notice and opportunity to cure in the event that Tenant fails to materially comply with its obligations under Section 8 of this Lease.

c. Tenant shall file a petition under any section or chapter of the Federal Bankruptcy Code or any successor statute or any present or future comparable state law (herein collectively the "Bankruptcy Code”); or Tenant shall have entered against it an order for relief in any proceedings filed against Tenant under any section or chapter of the Bankruptcy Code; or a petition proposing the entry of an order for relief as against Tenant under any section or chapter of the Bankruptcy Code shall be filed in any court and such petition shall not be discharged or denied within ninety (90) days after the filing thereof.

d. Tenant shall make a transfer in fraud of creditors, shall make an assignment for the benefit of creditors, shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due.

e. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant in any proceeding brought against Tenant and shall not be discharged within ninety (90) days after such appointment, or Tenant shall consent to or acquiesce in such appointment.

20. REMEDIES

Upon the occurrence of any Event of Default specified in this Lease, in addition to any other remedies available at law, Landlord shall have the option to pursue any one or more of the following remedies without any additional notice or demand whatsoever:

a. Terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including the present value of all Rent and other charges for the remainder of the Lease Term, as the same may then have been extended. The present value of the Rent shall be determined by using a discount factor equal to the discount rate in effect at the Federal Reserve Bank of Dallas on the date on which the Event of Default occurred.

b. Enter upon and take possession of the Premises, without terminating this Lease, and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages thereof, and if Landlord so elects, relet the Premises on such terms as Landlord shall deem advisable and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Lease Term.

c. Enter upon the Premises, without terminating this Lease, and without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter, and prior to the curing of any such Event of Default by Tenant, elect to terminate this Lease for a previous Event of Default. Landlord may change the door locks to the Building, lock off access to the Premises, or both, and shall not be obligated to provide Tenant a key or access to the Building or Premises unless and until Tenant cures all Events of Default. Tenant waives any and all duties and/or liabilities imposed upon Landlord by the Texas Property Code. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of rent following an Event of Default hereunder shall not be construed as Landlord’s waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed to constitute, or be construed as, a waiver of any other violation or Event of Default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include, without limitation, the expense of repossession (including attorneys’ fees), any repairs or remodeling undertaken by Landlord following possession, expenses of removal and storage of personal property, if any, and any brokerage fee incurred in connection with any such reletting. Should Landlord at any time terminate this Lease for any Event of Default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such Event of Default, including the cost of recovering the Premises and the present value of all Rent and other charges for the remainder of the Lease Term.

21. SURRENDER OF PREMISES

No act or thing done by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is made in writing and signed by Landlord.

22. ATTORNEYS’ FEES

In case it should be necessary for either party to bring any action under this Lease for the enforcement of any of such party’s rights hereunder, then in each and any such case such party shall, if it prevails in such action, be entitled to recover its reasonable attorneys’ fees, court costs and expenses of litigation. Any and all such attorneys’ fees, costs and expenses incurred by Landlord are deemed to constitute amounts in default which must be paid by Tenant in order to cure default at the time of assumption as required by Section 365(b) of the Bankruptcy Code.

23. MECHANICS’ LIENS

Tenant will not permit any mechanic’s or materialman’s lien or liens to be placed upon the Premises or the Building or other improvements thereon during the Lease Term, as the same may be extended, caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will promptly pay same or cause such lien to be bonded with Bond to Indemnify Against Lien in accordance with the provisions of Subchapter H of Chapter 53 of the Texas Property Code, as the same may be amended from time to time. If default in payment or bonding thereof shall continue for thirty (30) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege at Landlord’s f of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be deemed to be Additional Rent owing by Tenant to Landlord and shall be due and payable, on demand, together with interest thereon at the Default Rate from the date of such expenditure by Landlord to the date of repayment by Tenant.

24. WAIVER OF SUBROGATION

Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto, or any claiming through or under them, by way of subrogation or otherwise, during the lease term , as the same may be extended, for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom such other party may be responsible), which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recovered under such insurance policies. Such waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance written notice of the terms of such mutual waivers, and to have such insurance policies properly endorsed, if necessary, and only to the extent such endorsement is available on a commercially reasonable basis, to prevent the invalidation of such insurance coverage by reason of such waivers.

25. SIGNAGE

a. Tenant shall be permitted, at its sole cost and expense, to install such signage on the Premises as Tenant desires to install provided that all permits, licenses, certificates, consents and approvals which may be required under applicable law or under restrictive covenants applicable to the Premises.

b. At the end of the Lease Term, as the same may be extended, Tenant shall, at its sole cost and expense, remove all such signs from the Premises and restore the Premises (including all coloration differences which may be evident on the Building) so as to remove, in a good and workmanlike manner, all evidence that such signage had been installed.

26. BROKERAGE

a. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than CB Richard Ellis, Inc. (“Tenant’s Broker”). Tenant has agreed, pursuant to a separate agreement, to pay the commission due to Tenant’s Broker. Landlord shall not be obligated to pay any commission to Tenant’s Broker with respect to this Lease, any extension of the Lease Term or with respect to any other sale or lease transaction entered into between Landlord and Tenant. Tenant agrees to indemnify Landlord against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by any broker or agent, other than Tenant’s Broker with respect to this Lease’s primary Lease Term only, claiming the same by, through or under Tenant.

b. Landlord represents and warrants that it has not dealt with any broker or agent, other than Tenant’s broker, in connection with this Lease, and agrees to indemnify and hold Tenant harmless of and from any breach by Landlord of the foregoing representation and warranty.

27. ESTOPPEL CERTIFICATES

Tenant agrees to furnish from time to time when requested by Landlord, the holder of any deed of trust or mortgage or the lessor under any ground lease covering all or any part of the Premises, a certificate signed by Tenant confirming and containing any such reasonably factual certifications and representations deemed appropriate by Landlord, the holder of any deed of trust or mortgage or the lessor under any ground lease covering all or any part of the Premises, and Tenant shall, within ten (10) days following receipt of said proposed certificate from Landlord, return a fully executed copy of said certificate to Landlord. In the event Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing ten-day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate.

28. NOTICES

Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

a. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information or at such other address as Landlord may specify from time to time by at least thirty (30) days prior written notice delivered in accordance herewith.

b. Any notice or document required to be delivered hereunder shall be deemed to be delivered if actually received or, if sooner and whether or not actually received, upon deposit in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested) addressed to the intended recipient at the appropriate address set forth in the Basic Lease Information or at such other address as the applicable party has specified by at least thirty (30) days prior written notice delivered to the other party hereto in accordance herewith.

29. SEVERABILITY

If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, as the same may be extended, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be automatically added as a part of this Lease a clause or provision as similar to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

30. AMENDMENTS; BINDING EFFECT

This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest, legal representatives and permitted assigns, except as otherwise herein expressly provided.

31. QUIET ENJOYMENT

Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord, or any person or entity claiming by, through or under Landlord, subject to the terms and conditions of this Lease.

32. GENDER

Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

33. JOINT AND SEVERAL LIABILITY

If there is a guarantor of Tenant’s obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

34. PERSONAL LIABILITY

Notwithstanding anything to the contrary contained in this Lease, Tenant agrees (i) that Tenant will look solely to the estate and interest of Landlord in the Premises for collection of any judgment or other judicial process requiring payment of money by Landlord for any default or breach by Landlord under this Lease, and (ii) that except for Landlord’s interest in the Premises, neither Landlord nor its partners or other principals shall have any personal liability for the performance of any of Landlord’s covenants, agreements or undertakings hereunder.

35. NOTICE TO LENDER

If the Premises, or any part thereof, are at any time subject to a mortgage or other similar instrument and the Tenant is given written notice thereof, including the address of such mortgagee, then the Tenant shall not take any remedial action with respect to any alleged default on the part of the Landlord without first giving written notice thereof, by certified or registered mail, return receipt requested, to such mortgagee, specifying the alleged default in reasonable detail, and affording such mortgagee a reasonable period of time (in no event to be less than ninety (90) days) within which to make performance, at its election, for and on behalf of the Landlord.

36. CAPTIONS

The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

37. MISCELLANEOUS

a. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

b. The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant’s default will not work a merger of the fee estate and the leasehold estate, and will, at Landlord’s option, either terminate any subleases of part or all of the Premises, or operate as an assignment to Landlord of any of those subleases. Landlord’s option under this paragraph will be exercised by notice to Tenant and all known subtenants in the Premises.

c. Neither Landlord nor any of its partners or other representatives has made any representations or promises with respect to the Premises except as herein expressly set forth.

d. Tenant agrees that: (i) the individual executing this Lease is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with Tenant’s organizational documents; (ii) this Lease is binding upon Tenant; (iii) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the State of Texas; and (iv) Tenant has previously delivered, or herewith delivers, a true and correct resolution of Tenant’s Board of Directors authorizing the execution of this Lease, and evidencing the incumbency and signature of the person signing this Lease.

e. Tenant has the option to terminate this Lease prior to the end of the Lease Term in accordance with the provisions of Rider 2 attached hereto and made a part hereof.

38. EXHIBITS AND ATTACHMENTS

All exhibits, attachments, riders and addenda referred to in this Lease and the exhibits listed hereinbelow are incorporated into this Lease and made a part hereof for all intents and purposes.

Exhibit A — Legal Description

Exhibit B — Form of SNDA

Exhibit C — Schedule of Base Rent

Rider 1 — Renewal Options

Rider 2 — Termination Right

39. INDEMNITY OBLIGATIONS

TENANT ACKNOWLEDGES THAT, PURSUANT TO THE PROVISIONS OF SECTION 12 OF THIS LEASE, THAT TENANT IS OBLIGATED TO INDEMNIFY LANDLORD. SUCH INDEMNITY OBLIGATIONS SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE FOR ALL CONDITIONS WHICH EXISTED AS OF THE DATE HEREOF AND FOR ALL ACTIONS OR EVENTS WHICH OCCURRED DURING THE TERM.

40. NET LEASE

TENANT ACKNOWLEDGES THAT THIS IS A COMPLETELY NET LEASE. THE RENT PAYABLE TO LANDLORD HEREUNDER SHALL NOT BE SUBJECT TO DEDUCTION OR OFFSET BY TENANT FOR ANY REASON WHATSOEVER AND THAT THE SAME IS TO BE PAID BY TENANT TO LANDLORD WITHOUT REGARD TO THE LEVEL OF UTILIZATION OF THE PREMISES OBTAINABLE OR ENJOYED BY TENANT AT ANYTIME DURING THE LEASE TERM AND WITHOUT REGARD TO ANY OTHER REASON WHATSOEVER. ANY COVENANTS OF LANDLORD CONTAINED IN THIS LEASE ARE INDEPENDENT OF TENANT’S OBLIGATION TO PAY THE RENT AND THE PAYMENT OF THE RENT SHALL BE MADE WITHOUT REGARD TO ANY BREACH BY LANDLORD OF ANY COVENANT UNDER THIS LEASE.

DATED as of the Lease Date.

SIGNATURE PAGES FOLLOWSIGNATURE PAGE OF LANDLORD TO LEASE AGREEMENT

BETWEEN HOUSTON 1031 LIMITED PARTNERSHIP AS LANDLORD

AND FMC TECHNOLOGIES, INC. AS TENANT

HOUSTON 1031 LIMITED PARTNERSHIP,

an Illinois limited partnership

By:	HOUSTON 1031 GP, L.L.C,

a Delaware limited liability company,

	its general partner By:	IRC-IREX Venture, L.L.C.,

a Delaware limited liability company, its sole member

		By:	Inland Real Estate Exchange Corporation, a Delaware corporation, its sole manager

By:

Name:

Title:SIGNATURE PAGE OF TENANT TO LEASE AGREEMENT

BETWEEN HOUSTON 1031 LIMITED PARTNERSHIP AS LANDLORD

AND FMC TECHNOLOGIES, INC. AS TENANT

FMC TECHNOLOGIES, INC.,
a Delaware corporation

By: /s/ Jeffrey W. Carr
Name: Jeffrey W. Carr
Title: Vice President, General Counsel and Secretary